Exhibit 99.1

Natural Resource Partners L.P.

1415 Louisiana St., Suite 3325, Houston, TX 77002

NEWS RELEASE

Natural Resource Partners L.P. Reports Second Quarter 2023 Results and Declares Second Quarter 2023 Distribution of $0.75 per Common Unit

HOUSTON, August 4, 2023 - Natural Resource Partners L.P. (NYSE:NRP) today reported second quarter 2023 results as follows:

	For the Three Months Ended	Last Twelve Months Ended
(In thousands) (Unaudited)	June 30, 2023
Operating cash flow	$81,350	$305,634
Free cash flow (1)	81,952	307,874
Cash flow cushion (last twelve months) (1)		39,953

Net income	$70,334	$287,382
Adjusted EBITDA (1)	83,059	321,768

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Highlights:

• Generated $82 million of free cash flow

• Paid first quarter 2023 common unit distribution of $0.75 per unit

• Redeemed $81 million of preferred units at par with cash

• Leverage ratio of 0.6x as of June 30, 2023

• Declares second quarter 2023 common unit distribution of $0.75

"NRP generated $82 million of free cash flow in the second quarter driven by a solid performance from our mineral rights assets along with strong sales prices and distributions from our soda ash investment," said Craig Nunez, NRP's president and chief operating officer. "I am also pleased to report that during the second quarter we redeemed $81 million of preferred units at par with cash, lowering the outstanding par value of preferred equity to $122 million. We remain steadfast in our strategy to pay off our debt and redeem our preferred equity while maintaining distributions to our common unitholders. We believe this is the right strategy to maximize unitholder value and advantageously position the business for the long term.”

NRP announced today that the board of directors of its general partner declared a second quarter 2023 cash distribution of $0.75 per common unit to be paid on August 23, 2023, to unitholders of record on August 16, 2023. In addition, the board declared a $3.65 million cash distribution on NRP's outstanding preferred units. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the board of directors. The board of directors considers numerous factors each quarter in determining cash distributions including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability, and the level of cash reserves that the board determines is necessary for future operating and capital needs.

NRP's liquidity was $62.7 million at June 30, 2023, consisting of $10.7 million of cash and $52.0 million of borrowing capacity available under its revolving credit facility.

Segment Performance

Mineral Rights

Mineral Rights net income, operating cash flow, and free cash flow for the second quarter of 2023 decreased $16.9 million, $15.3 million, and $15.3 million, respectively, as compared to the prior year period primarily due to decreased metallurgical coal sales prices in the second quarter of 2023. Approximately 70% of coal royalty revenues and approximately 55% of coal royalty sales volumes were derived from metallurgical coal in the second quarter of 2023.

While metallurgical and thermal coal prices have decreased from the beginning of the year and decreased significantly from the record highs seen in 2022, they both remain strong relative to historical norms. Transportation and logistics challenges, limited access to capital, and labor shortages limit operators' ability to increase production and sales which should provide continued price support.

NRP continues to explore opportunities for carbon neutral revenue across its large portfolio of land, mineral, and timber assets, including the sequestration of carbon dioxide underground and in standing forests, and the generation of electricity using geothermal, solar, and wind energy.

Soda Ash

Soda Ash net income in the second quarter of 2023 increased $12.3 million as compared to the prior year period primarily due to higher sales prices driven by strong demand in domestic and international markets, partially offset by lower soda ash production and sales volumes. Operating cash flow and free cash flow in the second quarter of 2023 improved $21.9 million as compared to the prior year period due to the early timing of distributions received from Sisecam Wyoming and a higher distribution amount driven by Sisecam Wyoming's strong operating performance in the second quarter of 2023.

After starting the year at historically high levels, global soda ash prices have fallen throughout the first half of the year. New supply from China entering the market in the second half of the year is expected to continue to put downward pressure on international soda ash pricing. However, NRP expects Sisecam Wyoming's domestic soda ash sales prices to remain elevated versus the spot market in the second half of the year as a result of negotiated 2023 domestic sales contracts entered into at the end of 2022.

Corporate and Financing

Corporate and Financing costs in the second quarter of 2023 decreased $8.1 million as compared to the prior year period primarily due to lower interest expense resulting from less debt outstanding. Operating cash flow and free cash flow in the second quarter of 2023 improved $11.6 million as compared to the prior year period primarily due to lower cash paid for interest as a result of the retirement of the 9.125% Senior Notes in 2022.

NRP retired an aggregate of 80,834 Class A Preferred Units in the second quarter of 2023, saving NRP $9.7 million annually in preferred unit cash distributions. Of the originally issued 250,000 Class A Preferred Units, 121,667 Class A Preferred Units remain outstanding.

In May 2023, NRP declared and paid a first quarter 2023 cash distribution of $0.75 per common unit and a $6.1 million cash distribution on the preferred units. Today, NRP declared a second quarter 2023 cash distribution of $0.75 per common unit and a $3.65 million cash distribution on its outstanding preferred units.

NRP's consolidated leverage ratio was 0.6x at June 30, 2023.

Conference Call

A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link: https://conferencingportals.com/event/mQRabxXg. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full conference call we suggest registering at minimum 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.

Withholding Information for Foreign Investors

Concurrent with this announcement, we are providing qualified notice to brokers and nominees that hold NRP units on behalf of non-U.S. investors under Treasury Regulation Section 1.1446-4(b) and (d) and Treasury Regulation Section 1.1446(f)-4(c)(2)(iii). Brokers and nominees should treat one hundred percent (100%) of NRP's distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. In addition, brokers and nominees should treat one hundred percent (100%) of the distribution as being in excess of cumulative net income for purposes of determining the amount to withhold. Accordingly, NRP's distributions to non-U.S. investors are subject to federal income tax withholding at a rate equal to the sum of the highest applicable rate plus ten percent (10%).

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of properties in the United States including coal, industrial minerals and other natural resources, as well as rights to conduct carbon sequestration and renewable energy activities. NRP also owns an equity investment in Sisecam Wyoming LLC, one of the world’s lowest-cost producers of soda ash.

For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees; Sisecam Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.

“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures and cash flow used in acquisition costs classified as investing or financing activities. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions, redemption of preferred units, redemption of PIK units, common unit distributions, and warrant cash settlements. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.

"Leverage ratio" represents the outstanding principal of NRP's debt at the end of the period divided by the last twelve months' Adjusted EBITDA as defined above. NRP believes that leverage ratio is a useful measure to management and investors to evaluate and monitor the indebtedness of NRP relative to its ability to generate income to service such debt and in understanding trends in NRP’s overall financial condition. Leverage ratio may not be calculated the same for NRP as for other companies and is not a substitute for, and should not be used in conjunction with, GAAP financial ratios.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per unit data)	2023	2022	2023	2023	2022
Revenues and other income
Royalty and other mineral rights	$61,007	$79,333	$76,271	$137,278	$150,416
Transportation and processing services	3,270	5,612	3,598	6,868	9,408
Equity in earnings of Sisecam Wyoming	26,978	14,643	19,254	46,232	29,480
Gain on asset sales and disposals	5	345	96	101	345
Total revenues and other income	$91,260	$99,933	$99,219	$190,479	$189,649

Operating expenses
Operating and maintenance expenses	$7,930	$10,015	$7,163	$15,093	$18,091
Depreciation, depletion and amortization	3,792	5,847	4,083	7,875	9,715
General and administrative expenses	5,643	5,052	5,845	11,488	9,519
Asset impairments	69	43	—	69	62
Total operating expenses	$17,434	$20,957	$17,091	$34,525	$37,387

Income from operations	$73,826	$78,976	$82,128	$155,954	$152,262

Other expenses, net
Interest expense, net	$(3,492)	$(8,108)	$(2,853)	$(6,345)	$(17,495)
Loss on extinguishment of debt	—	(4,048)	—	—	(4,048)
Total other expenses, net	$(3,492)	$(12,156)	$(2,853)	$(6,345)	$(21,543)

Net income	$70,334	$66,820	$79,275	$149,609	$130,719
Less: income attributable to preferred unitholders	(4,971)	(7,500)	(6,661)	(11,632)	(15,000)
Less: redemption of preferred units	(27,618)	—	(16,228)	(43,846)	—
Net income attributable to common unitholders and the general partner	$37,745	$59,320	$56,386	$94,131	$115,719

Net income attributable to common unitholders	$36,990	$58,134	$55,258	$92,248	$113,405
Net income attributable to the general partner	755	1,186	1,128	1,883	2,314

Net income per common unit
Basic	$2.93	$4.65	$4.40	$7.32	$9.10
Diluted	2.49	3.29	3.44	5.96	6.50

Net income	$70,334	$66,820	$79,275	$149,609	$130,719
Comprehensive income (loss) from unconsolidated investment and other	911	(4,013)	(19,583)	(18,672)	(1,468)
Comprehensive income	$71,245	$62,807	$59,692	$130,937	$129,251

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands)	2023	2022	2023	2023	2022
Cash flows from operating activities
Net income	$70,334	$66,820	$79,275	$149,609	$130,719
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	3,792	5,847	4,083	7,875	9,715
Distributions from unconsolidated investment	32,350	10,486	10,780	43,130	23,716
Equity earnings from unconsolidated investment	(26,978)	(14,643)	(19,254)	(46,232)	(29,480)
Gain on asset sales and disposals	(5)	(345)	(96)	(101)	(345)
Loss on extinguishment of debt	—	4,048	—	—	4,048
Asset impairments	69	43	—	69	62
Bad debt expense	(198)	(388)	(610)	(808)	640
Unit-based compensation expense	2,646	1,339	2,491	5,137	2,787
Amortization of debt issuance costs and other	541	1,297	25	566	1,672
Change in operating assets and liabilities:
Accounts receivable	(361)	(5,033)	7,061	6,700	(12,612)
Accounts payable	72	73	(541)	(469)	13
Accrued liabilities	2,019	2,047	(8,805)	(6,786)	(5,109)
Accrued interest	(627)	(7,413)	263	(364)	(163)
Deferred revenue	(2,646)	(2,259)	(154)	(2,800)	(9,575)
Other items, net	342	1,204	(1,618)	(1,276)	(634)
Net cash provided by operating activities	$81,350	$63,123	$72,900	$154,250	$115,454

Cash flows from investing activities
Proceeds from asset sales and disposals	$5	$346	$101	$106	$346
Return of long-term contract receivable	610	563	598	1,208	563
Capital expenditures	(8)	—	(2)	(10)	—
Net cash provided by investing activities	$607	$909	$697	$1,304	$909

Cash flows from financing activities
Debt borrowings	$70,834	$—	$94,200	$165,034	$—
Debt repayments	(61,365)	(120,474)	(89,696)	(151,061)	(137,171)
Distributions to common unitholders and the general partner	(9,669)	(9,570)	(40,900)	(50,569)	(15,242)
Distributions to preferred unitholders	(7,396)	(7,500)	(8,086)	(15,482)	(15,258)
Redemption of preferred units	(80,834)	—	(47,499)	(128,333)	—
Redemption of preferred units paid-in-kind	—	—	—	—	(19,321)
Other items, net	(452)	(2,722)	(3,052)	(3,504)	(5,535)
Net cash used in financing activities	$(88,882)	$(140,266)	$(95,033)	$(183,915)	$(192,527)

Net decrease in cash and cash equivalents	$(6,925)	$(76,234)	$(21,436)	$(28,361)	$(76,164)
Cash and cash equivalents at beginning of period	17,655	135,590	39,091	39,091	135,520
Cash and cash equivalents at end of period	$10,730	$59,356	$17,655	$10,730	$59,356

Supplemental cash flow information:
Cash paid for interest	$3,960	$15,128	$2,474	$6,434	$16,772

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
(In thousands, except unit data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,730	$39,091
Accounts receivable, net	37,120	42,701
Other current assets, net	2,865	1,822
Total current assets	$50,715	$83,614
Land	24,008	24,008
Mineral rights, net	404,741	412,312
Intangible assets, net	14,432	14,713
Equity in unconsolidated investment	290,900	306,470
Long-term contract receivable, net	27,659	28,946
Other long-term assets, net	7,804	7,068
Total assets	$820,259	$877,131
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,524	$1,992
Accrued liabilities	5,715	11,916
Accrued interest	625	989
Current portion of deferred revenue	6,823	6,256
Current portion of long-term debt, net	36,743	39,076
Total current liabilities	$51,430	$60,229
Deferred revenue	36,815	40,181
Long-term debt, net	145,693	129,205
Other non-current liabilities	6,462	5,472
Total liabilities	$240,400	$235,087
Commitments and contingencies
Class A Convertible Preferred Units (121,667 and 250,000 units issued and outstanding at June 30, 2023 and December 31, 2022, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at June 30, 2023 and December 31, 2022)	$80,099	$164,587
Partners’ capital
Common unitholders’ interest (12,634,642 and 12,505,996 units issued and outstanding at June 30, 2023 and December 31, 2022, respectively)	$444,838	$404,799
General partner’s interest	6,913	5,977
Warrant holders’ interest	47,964	47,964
Accumulated other comprehensive income	45	18,717
Total partners’ capital	$499,760	$477,457
Total liabilities and partners' capital	$820,259	$877,131

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income (Loss)	Capital
Balance at December 31, 2022	12,506	$404,799	$5,977	$47,964	$18,717	$477,457
Net income (1)	—	77,690	1,585	—	—	79,275
Redemption of preferred units	—	(15,904)	(324)	—	—	(16,228)
Distributions to common unitholders and the general partner	—	(40,082)	(818)	—	—	(40,900)
Distributions to preferred unitholders	—	(7,924)	(162)	—	—	(8,086)
Issuance of unit-based awards	129	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,178)	—	—	—	(1,178)
Capital contribution	—	—	142	—	—	142
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(19,583)	(19,583)
Balance at March 31, 2023	12,635	$417,401	$6,400	$47,964	$(866)	$470,899
Net income (2)	—	68,927	1,407	—	—	70,334
Redemption of preferred units	—	(27,065)	(553)	—	—	(27,618)
Distributions to common unitholders and the general partner	—	(9,476)	(193)	—	—	(9,669)
Distributions to preferred unitholders	—	(7,248)	(148)	—	—	(7,396)
Unit-based awards amortization and vesting	—	2,299	—	—	—	2,299
Comprehensive income from unconsolidated investment and other	—	—	—	—	911	911
Balance at June 30, 2023	12,635	$444,838	$6,913	$47,964	$45	$499,760

(1)

Net income includes $6.7 million of income attributable to preferred unitholders that accumulated during the period, of which $6.5 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

(2)	Net income includes $5.0 million of income attributable to preferred unitholders that accumulated during the period, of which $4.9 million is allocated to the common unitholders and $0.1 million is allocated to the general partner.

					Accumulated
					Other	Total
	Common Unitholders		General	Warrant	Comprehensive	Partners'
(In thousands)	Units	Amounts	Partner	Holders	Income	Capital
Balance at December 31, 2021	12,351	$203,062	$1,787	$47,964	$3,211	$256,024
Net income (1)	—	62,621	1,278	—	—	63,899
Distributions to common unitholders and the general partner	—	(5,559)	(113)	—	—	(5,672)
Distributions to preferred unitholders	—	(7,603)	(155)	—	—	(7,758)
Issuance of unit-based awards	155	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	(1,754)	—	—	—	(1,754)
Capital contribution	—	—	112	—	—	112
Comprehensive income from unconsolidated investment and other	—	—	—	—	2,545	2,545
Balance at March 31, 2022	12,506	$250,767	$2,909	$47,964	$5,756	$307,396
Net income (1)	—	65,484	1,336	—	—	66,820
Distributions to common unitholders and the general partner	—	(9,379)	(191)	—	—	(9,570)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)
Unit-based awards amortization and vesting	—	1,231	—	—	—	1,231
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(4,013)	(4,013)
Balance at June 30, 2022	12,506	$300,753	$3,904	$47,964	$1,743	$354,364

(1)

Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.4 million is allocated to the common unitholders and $0.2 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the three months ended June 30, 2023 and 2022 and March 31, 2023:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2023
Revenues	$64,277	$26,978	$—	$91,255
Gain on asset sales and disposals	5	—	—	5
Total revenues and other income	$64,282	$26,978	$—	$91,260
Asset impairments	$69	$—	$—	$69
Net income (loss)	$52,510	$26,964	$(9,140)	$70,334
Adjusted EBITDA (1)	$56,366	$32,336	$(5,643)	$83,059
Cash flow provided by (used in) continuing operations:
Operating activities	$55,040	$32,326	$(6,016)	$81,350
Investing activities	$615	$—	$(8)	$607
Financing activities	$—	$—	$(88,882)	$(88,882)
Distributable cash flow (1)	$55,655	$32,326	$(6,024)	$81,957
Free cash flow (1)	$55,650	$32,326	$(6,024)	$81,952

For the Three Months Ended June 30, 2022
Revenues	$84,945	$14,643	$—	$99,588
Gain on asset sales and disposals	345	—	—	345
Total revenues and other income	$85,290	$14,643	$—	$99,933
Asset impairments	$43	$—	$—	$43
Net income (loss)	$69,408	$14,620	$(17,208)	$66,820
Adjusted EBITDA (1)	$75,298	$10,463	$(5,052)	$80,709
Cash flow provided by (used in) continuing operations:
Operating activities	$70,351	$10,430	$(17,658)	$63,123
Investing activities	$909	$—	$—	$909
Financing activities	$—	$—	$(140,266)	$(140,266)
Distributable cash flow (1)	$71,260	$10,430	$(17,658)	$64,032
Free cash flow (1)	$70,914	$10,430	$(17,658)	$63,686

For the Three Months Ended March 31, 2023
Revenues	$79,869	$19,254	$—	$99,123
Gain on asset sales and disposals	96	—	—	96
Total revenues and other income	$79,965	$19,254	$—	$99,219
Asset impairments	$—	$—	$—	$—
Net income (loss)	$68,881	$19,096	$(8,702)	$79,275
Adjusted EBITDA (1)	$72,960	$10,622	$(5,845)	$77,737
Cash flow provided by (used in) continuing operations:
Operating activities	$73,858	$10,617	$(11,575)	$72,900
Investing activities	$699	$—	$(2)	$697
Financing activities	$(583)	$—	$(94,450)	$(95,033)
Distributable cash flow (1)	$74,557	$10,617	$(11,577)	$73,597
Free cash flow (1)	$74,456	$10,617	$(11,577)	$73,496

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

The following table presents NRP's unaudited business results by segment for the six months ended June 30, 2023 and 2022:

	Operating Segments
	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2023
Revenues	$144,146	$46,232	$—	$190,378
Gain on asset sales and disposals	101	—	—	101
Total revenues and other income	$144,247	$46,232	$—	$190,479
Asset impairments	$69	$—	$—	$69
Net income (loss)	$121,391	$46,060	$(17,842)	$149,609
Adjusted EBITDA (1)	$129,326	$42,958	$(11,488)	$160,796
Cash flow provided by (used in) continuing operations:
Operating activities	$128,898	$42,943	$(17,591)	$154,250
Investing activities	$1,314	$—	$(10)	$1,304
Financing activities	$(583)	$—	$(183,332)	$(183,915)
Distributable cash flow (1)	$130,212	$42,943	$(17,601)	$155,554
Free cash flow (1)	$130,106	$42,943	$(17,601)	$155,448

For the Six Months Ended June 30, 2022
Revenues	$159,824	$29,480	$—	$189,304
Gain on asset sales and disposals	345	—	—	345
Total revenues and other income	$160,169	$29,480	$—	$189,649
Asset impairments	$62	$—	$—	$62
Net income (loss)	$132,375	$29,406	$(31,062)	$130,719
Adjusted EBITDA (1)	$142,152	$23,642	$(9,519)	$156,275
Cash flow provided by (used in) continuing operations:
Operating activities	$118,527	$23,625	$(26,698)	$115,454
Investing activities	$909	$—	$—	$909
Financing activities	$(614)	$—	$(191,913)	$(192,527)
Distributable cash flow (1)	$119,436	$23,625	$(26,698)	$116,363
Free cash flow (1)	$119,090	$23,625	$(26,698)	$116,017

(1)	See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Mineral Rights

	For the Three Months Ended			For the Six Months Ended
	June 30,		March 31,	June 30,
(In thousands, except per ton data)	2023	2022	2023	2023	2022
Coal sales volumes (tons)
Appalachia
Northern	390	392	379	769	820
Central	3,352	3,484	3,609	6,961	6,735
Southern	693	312	582	1,275	673
Total Appalachia	4,435	4,188	4,570	9,005	8,228
Illinois Basin	1,631	3,403	1,310	2,941	4,905
Northern Powder River Basin	881	699	1,085	1,966	1,937
Gulf Coast	139	67	58	197	136
Total coal sales volumes	7,086	8,357	7,023	14,109	15,206

Coal royalty revenue per ton
Appalachia
Northern	$6.87	$11.84	$9.86	$8.35	$10.95
Central	8.49	12.19	9.92	9.23	11.80
Southern	10.85	17.67	14.94	12.72	17.61
Illinois Basin	3.15	2.07	3.57	3.34	2.11
Northern Powder River Basin	4.62	4.74	4.68	4.65	4.10
Gulf Coast	0.71	0.57	0.57	0.66	0.56
Combined average coal royalty revenue per ton	6.77	7.54	8.26	7.51	7.80

Coal royalty revenues
Appalachia
Northern	$2,681	$4,640	$3,737	$6,418	$8,981
Central	28,445	42,461	35,806	64,251	79,441
Southern	7,521	5,513	8,697	16,218	11,853
Total Appalachia	38,647	52,614	48,240	86,887	100,275
Illinois Basin	5,141	7,061	4,675	9,816	10,364
Northern Powder River Basin	4,066	3,314	5,075	9,141	7,946
Gulf Coast	98	38	33	131	76
Unadjusted coal royalty revenues	47,952	63,027	58,023	105,975	118,661
Coal royalty adjustment for minimum leases	8	(82)	—	8	(267)
Total coal royalty revenues	$47,960	$62,945	$58,023	$105,983	$118,394

Other revenues
Production lease minimum revenues	$562	$65	$613	$1,175	$1,657
Minimum lease straight-line revenues	4,447	4,674	4,503	8,950	9,457
Carbon neutral initiative revenues	115	—	2,118	2,233	—
Wheelage revenues	3,284	4,379	3,869	7,153	8,096
Property tax revenues	1,470	1,695	1,470	2,940	3,167
Coal overriding royalty revenues	150	682	188	338	940
Lease amendment revenues	848	811	851	1,699	1,691
Aggregates royalty revenues	686	1,037	753	1,439	1,807
Oil and gas royalty revenues	1,214	2,906	3,588	4,802	4,720
Other revenues	271	139	295	566	487
Total other revenues	$13,047	$16,388	$18,248	$31,295	$32,022
Royalty and other mineral rights	$61,007	$79,333	$76,271	$137,278	$150,416
Transportation and processing services revenues	3,270	5,612	3,598	6,868	9,408
Gain on asset sales and disposals	5	345	96	101	345
Total Mineral Rights segment revenues and other income	$64,282	$85,290	$79,965	$144,247	$160,169

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2023
Net income (loss)	$52,510	$26,964	$(9,140)	$70,334
Less: equity earnings from unconsolidated investment	—	(26,978)	—	(26,978)
Add: total distributions from unconsolidated investment	—	32,350	—	32,350
Add: interest expense, net	—	—	3,492	3,492
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	3,787	—	5	3,792
Add: asset impairments	69	—	—	69
Adjusted EBITDA	$56,366	$32,336	$(5,643)	$83,059

For the Three Months Ended June 30, 2022
Net income (loss)	$69,408	$14,620	$(17,208)	$66,820
Less: equity earnings from unconsolidated investment	—	(14,643)	—	(14,643)
Add: total distributions from unconsolidated investment	—	10,486	—	10,486
Add: interest expense, net	—	—	8,108	8,108
Add: loss on extinguishment of debt	—	—	4,048	4,048
Add: depreciation, depletion and amortization	5,847	—	—	5,847
Add: asset impairments	43	—	—	43
Adjusted EBITDA	$75,298	$10,463	$(5,052)	$80,709

For the Three Months Ended March 31, 2023
Net income (loss)	$68,881	$19,096	$(8,702)	$79,275
Less: equity earnings from unconsolidated investment	—	(19,254)	—	(19,254)
Add: total distributions from unconsolidated investment	—	10,780	—	10,780
Add: interest expense, net	—	—	2,853	2,853
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	4,079	—	4	4,083
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$72,960	$10,622	$(5,845)	$77,737

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2023
Net income (loss)	$121,391	$46,060	$(17,842)	$149,609
Less: equity earnings from unconsolidated investment	—	(46,232)	—	(46,232)
Add: total distributions from unconsolidated investment	—	43,130	—	43,130
Add: interest expense, net	—	—	6,345	6,345
Add: loss on extinguishment of debt	—	—	—	—
Add: depreciation, depletion and amortization	7,866	—	9	7,875
Add: asset impairments	69	—	—	69
Adjusted EBITDA	$129,326	$42,958	$(11,488)	$160,796

For the Six Months Ended June 30, 2022
Net income (loss)	$132,375	$29,406	$(31,062)	$130,719
Less: equity earnings from unconsolidated investment	—	(29,480)	—	(29,480)
Add: total distributions from unconsolidated investment	—	23,716	—	23,716
Add: interest expense, net	—	—	17,495	17,495
Add: loss on extinguishment of debt	—	—	4,048	4,048
Add: depreciation, depletion and amortization	9,715	—	—	9,715
Add: asset impairments	62	—	—	62
Adjusted EBITDA	$142,152	$23,642	$(9,519)	$156,275

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Three Months Ended June 30, 2023
Net cash provided by (used in) operating activities	$55,040	$32,326	$(6,016)	$81,350
Add: proceeds from asset sales and disposals	5	—	—	5
Add: return of long-term contract receivable	610	—	—	610
Less: maintenance capital expenditures	—	—	(8)	(8)
Distributable cash flow	$55,655	$32,326	$(6,024)	$81,957
Less: proceeds from asset sales and disposals	(5)	—	—	(5)
Free cash flow	$55,650	$32,326	$(6,024)	$81,952

Net cash provided by (used in) investing activities	$615	$—	$(8)	$607
Net cash used in financing activities	—	—	(88,882)	(88,882)

For the Three Months Ended June 30, 2022
Net cash provided by (used in) operating activities	$70,351	$10,430	$(17,658)	$63,123
Add: proceeds from asset sales and disposals	346	—	—	346
Add: return of long-term contract receivable	563	—	—	563
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$71,260	$10,430	$(17,658)	$64,032
Less: proceeds from asset sales and disposals	(346)	—	—	(346)
Free cash flow	$70,914	$10,430	$(17,658)	$63,686

Net cash provided by investing activities	$909	$—	$—	$909
Net cash used in financing activities	—	—	(140,266)	(140,266)

For the Three Months Ended March 31, 2023
Net cash provided by (used in) operating activities	$73,858	$10,617	$(11,575)	$72,900
Add: proceeds from asset sales and disposals	101	—	—	101
Add: return of long-term contract receivable	598	—	—	598
Less: maintenance capital expenditures	—	—	(2)	(2)
Distributable cash flow	$74,557	$10,617	$(11,577)	$73,597
Less: proceeds from asset sales and disposals	(101)	—	—	(101)
Free cash flow	$74,456	$10,617	$(11,577)	$73,496

Net cash provided by (used in) investing activities	$699	$—	$(2)	$697
Net cash used in financing activities	(583)	—	(94,450)	(95,033)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Mineral		Corporate and
(In thousands)	Rights	Soda Ash	Financing	Total
For the Six Months Ended June 30, 2023
Net cash provided by (used in) operating activities	$128,898	$42,943	$(17,591)	$154,250
Add: proceeds from asset sales and disposals	106	—	—	106
Add: return of long-term contract receivable	1,208	—	—	1,208
Less: maintenance capital expenditures	—	—	(10)	(10)
Distributable cash flow	$130,212	$42,943	$(17,601)	$155,554
Less: proceeds from asset sales and disposals	(106)	—	—	(106)
Free cash flow	$130,106	$42,943	$(17,601)	$155,448

Net cash provided by (used in) investing activities	$1,314	$—	$(10)	$1,304
Net cash used in financing activities	(583)	—	(183,332)	(183,915)

For the Six Months Ended June 30, 2022
Net cash provided by (used in) operating activities	$118,527	$23,625	$(26,698)	$115,454
Add: proceeds from asset sales and disposals	346	—	—	346
Add: return of long-term contract receivable	563	—	—	563
Less: maintenance capital expenditures	—	—	—	—
Distributable cash flow	$119,436	$23,625	$(26,698)	$116,363
Less: proceeds from asset sales and disposals	(346)	—	—	(346)
Free cash flow	$119,090	$23,625	$(26,698)	$116,017

Net cash provided by investing activities	$909	$—	$—	$909
Net cash used in financing activities	(614)	—	(191,913)	(192,527)

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Cash Flow Cushion

	For the Three Months Ended
(In thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	Last 12 Months
Net cash provided by operating activities	$82,496	$68,888	$72,900	$81,350	$305,634
Add: proceeds from asset sales and disposals	353	384	101	5	843
Add: return of long-term contract receivable	575	585	598	610	2,368
Less: maintenance capital expenditures	(59)	(59)	(2)	(8)	(128)
Distributable cash flow	$83,365	$69,798	$73,597	$81,957	$308,717
Less: proceeds from asset sales and disposals	(353)	(384)	(101)	(5)	(843)
Free cash flow	$83,012	$69,414	$73,496	$81,952	$307,874
Less: mandatory Opco debt repayments	—	(20,334)	(16,696)	(2,365)	(39,395)
Less: preferred unit distributions	(7,500)	(7,500)	(8,086)	(7,396)	(30,482)
Less: redemption of preferred units	—	—	(47,499)	(80,834)	(128,333)
Less: common unit distributions	(9,571)	(9,571)	(40,900)	(9,669)	(69,711)
Cash flow cushion	$65,941	$32,009	$(39,685)	$(18,312)	$39,953

Leverage Ratio

	For the Three Months Ended
(In thousands)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	Last 12 Months
Net income	$74,555	$63,218	$79,275	$70,334	$287,382
Less: equity earnings from unconsolidated investment	(14,556)	(15,759)	(19,254)	(26,978)	(76,547)
Add: total distributions from unconsolidated investment	10,339	10,780	10,780	32,350	64,249
Add: interest expense, net	5,141	3,638	2,853	3,492	15,124
Add: loss on extinguishment of debt	2,484	3,933	—	—	6,417
Add: depreciation, depletion and amortization	6,850	5,954	4,083	3,792	20,679
Add: asset impairments	812	3,583	—	69	4,464
Adjusted EBITDA	$85,625	$75,347	$77,737	$83,059	$321,768

Debt—at June 30, 2023					$183,059

Leverage Ratio					0.6 x
	For the Three Months Ended
(In thousands)	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	Last 12 Months
Net income	$29,498	$55,641	$63,899	$66,820	$215,858
Less: equity earnings from unconsolidated investment	(6,672)	(10,625)	(14,837)	(14,643)	(46,777)
Add: total distributions from unconsolidated investment	—	7,350	13,230	10,486	31,066
Add: interest expense, net	9,652	9,568	9,387	8,108	36,715
Add: loss on extinguishment of debt	—	—	—	4,048	4,048
Add: depreciation, depletion and amortization	5,182	3,930	3,868	5,847	18,827
Add: asset impairments	57	986	19	43	1,105
Adjusted EBITDA	$37,717	$66,850	$75,566	$80,709	$260,842

Debt—at June 30, 2022					$301,313

Leverage Ratio					1.2 x

-end-